SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 9, 2007

REGENCY CENTERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	0-24763	59-3429602
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

                         One Independent Drive, Suite 114                                                                                                   32202
                                     Jacksonville, Florida
                       (Address of principal executive offices)                                                                                                 (Zip Code)

Registrant’s telephone number including area code:           (904)-598-7000

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

        [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 9, 2007, we entered into a Second Amended and Restated Credit Agreement with our parent, Regency Centers Corporation, the financial institutions party thereto, as Lenders, each of JPMorgan Chase Bank, N.A., PNC Bank, National Association and SunTrust Bank, as Documentation Agent, Wachovia Bank, National Association as Syndication Agent, Regions Bank, as Managing Agent, and Wells Fargo Bank, National Association, as Sole Lead Arranger and Administrative Agent. The Credit Agreement provides for a revolving credit facility in the amount of $600,000,000 for a term of 48 months (with an option to extend for an additional 12 months), with the ability to increase the facility to an amount not to exceed $750,000,000. The facility also includes a bid loan facility in an amount not to exceed one half of the aggregate amount of all commitments in effect from time to time (subject to increase to an amount not to exceed 70% of the aggregate commitments for two 30-day periods during any calendar year), a swingline subfacility in the amount of $50,000,000 and a letter of credit subfacility in the aggregate amount of $50,000,000.

Interest on loans other than bid rate loans accrues at a floating rate which will be, at our option, either LIBOR or a base rate plus, in both cases, an applicable margin which is subject to adjustment based on the credit rating assigned to us by the applicable rating agencies. Bid rate loans bear interest at either a fixed interest rate or based on LIBOR.  Interest only is payable monthly, and principal is due at maturity.  Voluntary prepayments are permitted at any time without fee upon proper notice, and mandatory prepayments are required to the extent the outstanding credit exceeds certain borrowing base limitations.

The purpose of the Credit Agreement is to finance pre-developments costs, development costs, acquisitions, capital expenditures, working capital and general corporate purposes, equity investments, repayment of indebtedness, and financing loans to subsidiaries, affiliates and unconsolidated affiliates for development activities.

The Credit Agreement includes financial covenants relating to minimum net worth, unsecured interest expense coverage, ratio of total liabilities to gross asset value, ratio of recourse secured indebtedness to gross asset value, and ratio of EBITDA to fixed charges.  The Credit Agreement also includes customary events of default for facilities of this type (with customary grace periods, as applicable).

The above summary is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit to our next applicable periodic report or registration statement.

Item 9.01    Financial Statements and Exhibits

D.     Exhibits:

        *10.1 Second Amended and Restated Credit Agreement by and among Regency Centers, L.P., as Borrower, Regency Centers Corporation, the financial institutions party thereto, as Lenders, each of JPMorgan Chase Bank, N.A., PNC Bank, National Association and SunTrust Bank, as Documentation Agent, Wachovia Bank, National Association as Syndication Agent, Regions Bank, as Managing Agent, and Wells Fargo Bank, National Association, as Sole Lead Arranger and Administrative Agent.

* To be filed as an exhibit to our next applicable periodic report or registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS, L.P. (registrant)
By: Regency Centers Corporation Its General Partner
Date: February 15, 2007	By: /s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
and Chief Accounting Officer

4